Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2015 FIRST QUARTER EARNINGS

WATERBURY, Conn., April 16, 2015 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $47.1 million, or $0.52 per diluted share, for the quarter ended March 31, 2015 compared to $47.8 million, or $0.53 per diluted share, for the quarter ended March 31, 2014.

"Webster's solid first quarter results mark our 22nd consecutive quarter of year-over-year revenue growth, a clear reflection of our bankers’ success in serving our customers and communities," said James C. Smith, chairman and chief executive officer. "Commercial Banking once again recorded double-digit loan growth, while HSA Bank opened a record number of new health savings accounts, as consumers increasingly reap the rewards of taking ownership for their health care costs."

Highlights for the first quarter of 2015 compared to the first quarter of 2014:

•	Excluding security gains, earnings per diluted share of $0.52 compared to $0.50 a year ago.

•	Growth in commercial and commercial real estate loans of $993.4 million, or 14.0 percent. Overall loan growth of $1.3 billion, or 9.8 percent.

•
Successful closing of acquired HSA business resulted in the addition of $1.4 billion in low-cost, long duration health savings account deposits (HSAs), reinforcing HSA Bank’s position as a market leader in this fast growing segment.

•	Overall deposit growth of $2.5 billion, or 16.7 percent, primarily reflecting the HSA acquisition.

•	Record core revenue of $217.6 million increased 8.3 percent, while core expenses increased by 7.1 percent resulting in core pre-provision net revenue of $84.7 million, or a 10.3 percent improvement.

•	Efficiency ratio of 59.76 percent, an improvement of 51 basis points. Positive operating leverage of 1.2 percent.

•	Annualized return on average tangible common shareholders’ equity of 11.82 percent.

“We’ve now completed eight consecutive quarters with the efficiency ratio at or below 60 percent,” said Glenn MacInnes, executive vice president and chief financial officer. “In addition, the annualized net charge-off ratio has been 25 basis points or less for five consecutive quarters as we maintain credit discipline in a competitive market.”

Quarterly net interest income compared to the first quarter of 2014:

•	Net interest income was $159.8 million, compared to $155.3 million.

•	Net interest margin was 3.10 percent compared to 3.26 percent. The yield on interest-earning assets declined by 18 basis points, while the cost of funds declined by 3 basis points.

•	Average interest-earning assets totaled $21.0 billion and grew by $1.6 billion, or 8.0 percent.

•	Average loans grew by $1.1 billion, or 8.9 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $9.75 million in the first quarter of 2015 compared to $9.5 million in the fourth quarter of 2014 and $9.0 million in the first quarter of 2014.

•
Net charge-offs were $7.0 million compared to $6.7 million in the prior quarter and $8.0 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.20 percent compared to 0.20 percent in the prior quarter and 0.25 percent a year ago.

•
The allowance for loan losses represented 1.14 percent of total loans at March 31, 2015 compared to 1.15 percent at December 31, 2014 and 1.18 percent at March 31, 2014. The allowance for loan losses represented 106 percent of nonperforming loans at March 31 compared to 123 percent at December 31 and 106 percent a year ago.

Quarterly non-interest income compared to the first quarter of 2014:

•
Total non-interest income was $57.9 million compared to $49.8 million, an increase of $8.1 million. Excluding securities gains and other-than-temporary impairment charges, a $12.3 million year-over-year increase in core non-interest income reflects increases of $7.9 million in deposit service fees of which $6.7 million resulted from the HSA acquisition, $1.2 million in loan related fees, $0.8 million in mortgage banking activities, and $3.4 million in other income, offset by a $0.9 million reduction in wealth and investment services.

Quarterly non-interest expense compared to the first quarter of 2014:

•
Total non-interest expense was $134.1 million compared to $124.5 million, an increase of $9.6 million. Included in non-interest expense are $0.5 million of net one-time costs, which consisted primarily of costs related to the HSA acquisition. There were $0.2 million of net one-time costs in the year-ago quarter.

•
Non-interest expense, excluding one-time costs, increased $9.4 million. This increase is attributable to an increase of $4.5 million in compensation and benefits primarily related to staff additions and an increase of $4.2 million in technology and equipment expense at HSA Bank primarily from the acquisition.

•
Foreclosed and repossessed asset expenses were $0.2 million compared to $0.5 million, while net losses on foreclosed and repossessed assets were $0.5 million compared to net gains of $0.3 million a year ago.

Quarterly income taxes compared to the first quarter of 2014:

•
The Company recorded $24.1 million of income tax expense compared to $21.2 million, an increase of $2.9 million. The effective tax rate was 32.6 percent compared to 29.6 percent. The year ago quarter reflected a $2.0 million net tax benefit compared to a net benefit of $0.5 million in the current quarter.

Investment securities:

•
Total investment securities were $6.9 billion at March 31, 2015 compared to $6.7 billion at December 31, 2014 and $6.5 billion a year ago. The carrying value of the available-for-sale portfolio included $36.9 million of net unrealized gains compared to $25.9 million at December 31 and $8.8 million a year ago, while the carrying value of the held-to-maturity portfolio does not reflect $99.8 million of net unrealized gains compared to $75.8 million at December 31 and $30.2 million a year ago.

Loans:

•
Total loans were $14.3 billion at March 31, 2015 compared to $13.9 billion at December 31, 2014 and $13.0 billion a year ago. Compared to December 31, commercial, commercial real estate, residential mortgage, and consumer loans increased by $156.4 million, $108.6 million, $85.1 million, and $20.0 million, respectively.

•	Compared to a year ago, commercial real estate, commercial, residential mortgage, and consumer loans increased by $519.5 million, $473.9 million, $237.7 million, and $44.4 million, respectively.

•
Loan originations for portfolio in the first quarter were $1.062 billion compared to $1.378 billion in the fourth quarter and $879 million a year ago. In addition, $87 million of residential loans were originated for sale in the quarter compared to $87 million in the prior quarter and $59 million a year ago.

Asset quality:

•
Past due loans were $45.1 million at March 31, 2015 compared to $42.3 million at December 31, 2014 and $48.5 million a year ago. Compared to December 31, past due consumer, commercial non-mortgage, commercial real estate, liquidating consumer, and equipment financing loans increased $2.6 million, $1.9 million, $1.2 million, $0.2 million, and $0.1 million, respectively, while past due residential mortgage loans decreased $3.2 million. Loans past due 90 days and still accruing increased $22 thousand. Compared to a year ago, past due residential mortgage, commercial non-mortgage, and liquidating consumer loans decreased $5.0 million, $3.9 million, and $0.1 million, respectively, while past due consumer, commercial real estate, and equipment financing loans increased $3.9 million, $1.3 million, and $0.1 million, respectively. Loans past due 90 days and still accruing increased $0.7 million.

•
Past due loans represented 0.32 percent of total loans at quarter end, 0.30 percent at December 31, and 0.37 percent a year ago. Past due loans for the continuing portfolio were $43.3 million at quarter end compared to $40.7 million at December 31 and $46.2 million a year ago. Past due loans for the liquidating portfolio were $1.8 million at March 31 compared to $1.7 million at December 31 and $2.3 million a year ago.

•
Total nonperforming loans increased to $152.2 million, or 1.07 percent of total loans, at quarter end compared to $129.9 million, or 0.93 percent, at December 31, and $144.6 million, or 1.11 percent, a year ago. Total paying nonperforming loans at March 31 were $53.8 million compared to $30.5 million at December 31 and $48.8 million a year ago.

Deposits and borrowings:

•
Total deposits were $17.5 billion at March 31, 2015 compared to $15.7 billion at December 31, 2014 and $15.0 billion a year ago. Compared to December 31, increases of $1.7 billion in health savings accounts, $205.8 million in money market, $112.3 million in interest-bearing checking, and $85.9 million in savings deposits, were offset by declines of $148.6 million in demand deposits, $65.6 million in certificates of deposit, and $235 thousand in brokered certificates of deposit. Compared to a year ago, increases of $1.8 billion in health savings accounts, $421.7 million in demand deposits, $309.3 million in interest-bearing checking, $74.1 million in brokered certificates of deposit, and $58.5 million in savings deposits, were offset by declines of $148.6 million in certificates of deposit, and $18.7 million in money market deposits.

•
Core to total deposits were 87.4 percent at quarter end, 85.5 percent at December 31, and 84.8 percent a year ago. Loans to deposits were 81.3 percent compared to 88.8 percent at December 31 and 86.4 percent a year ago.

•	Total borrowings were $2.9 billion at March 31 compared to $4.3 billion at December 31 and $3.7 billion a year ago.

Capital:

•
The return on average tangible common shareholders’ equity and the return on average common shareholders’ equity were 11.82 percent and 8.57 percent, respectively, for the first quarter of 2015 compared to 12.51 percent and 9.16 percent, respectively, in the first quarter of 2014.

•
The tangible equity and tangible common equity ratios were 7.87 percent and 7.20 percent, respectively, at March 31, 2015 compared to 8.26 percent and 7.53 percent, respectively, at March 31, 2014. The Tier 1 common equity to risk-weighted assets ratio was 10.93 percent at March 31 compared to 11.45 percent a year ago.

•	Book value and tangible book value per common share were $24.29 and $17.87, respectively, at March 31, 2015 compared to $23.13 and $17.22, respectively, at March 31, 2014.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $23.1 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 164 banking centers, 313 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s 2015 first quarter earnings announcement will be held today, Thursday, April 16, 2015 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
---30---

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
		At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2015	December 31, 2014 (b)	September 30, 2014 (b)	June 30, 2014 (b)	March 31, 2014 (b)

Income and performance ratios (annualized):
Net income	$49,722	$51,006	$50,457	$47,834	$50,429
Net income available to common shareholders	47,083	48,367	47,818	45,195	47,790
Net income per diluted common share	0.52	0.53	0.53	0.50	0.53
Return on average assets	0.88%	0.93%	0.94%	0.90%	0.96%
Return on average tangible common shareholders' equity	11.82	11.74	11.86	11.51	12.51
Return on average common shareholders’ equity	8.57	8.84	8.87	8.53	9.16
Non-interest income as a percentage of total revenue	26.60	25.08	24.44	23.48	24.29
Efficiency ratio	59.76	58.59	58.91	59.21	60.27

Asset quality:
Allowance for loan losses	$161,970	$159,264	$156,482	$154,868	$153,600
Nonperforming assets	157,546	136,397	144,314	150,490	152,382
Allowance for loan losses / total loans	1.14%	1.15%	1.16%	1.17%	1.18%
Net charge-offs / average loans (annualized)	0.20	0.20	0.24	0.24	0.25
Nonperforming loans / total loans	1.07	0.93	1.03	1.08	1.11
Nonperforming assets / total loans plus OREO	1.10	0.98	1.07	1.13	1.17
Allowance for loan losses / nonperforming loans	106.39	122.62	112.51	107.73	106.22

Other ratios (annualized):
Tangible equity ratio	7.87%	8.14%	8.35%	8.34%	8.26%
Tangible common equity ratio	7.20	7.45	7.64	7.62	7.53
Tier 1 risk-based capital ratio (a)	12.04	12.95	13.06	12.97	13.07
Total risk-based capital (a)	13.47	14.06	14.17	14.09	14.20
Tier 1 common equity / risk-weighted assets (a)	10.93	11.43	11.50	11.40	11.45
Shareholders’ equity / total assets	10.19	10.31	10.59	10.61	10.58
Net interest margin	3.10	3.17	3.17	3.19	3.26

Share and equity related:
Common equity	$2,203,926	$2,171,166	$2,159,344	$2,132,973	$2,088,146
Book value per common share	24.29	23.99	23.93	23.64	23.13
Tangible book value per common share	17.87	18.10	18.02	17.72	17.22
Common stock closing price	37.05	32.53	29.14	31.54	31.06
Dividends declared per common share	0.20	0.20	0.20	0.20	0.15

Common shares issued and outstanding	90,715	90,512	90,248	90,246	90,269
Basic shares (weighted average)	90,251	90,045	89,888	89,776	89,880
Diluted shares (weighted average)	90,841	90,741	90,614	90,528	90,658

(a)	The ratios presented are projected for March 31, 2015 and actual for the remaining periods presented.

(b)
Certain previously reported information reflects (1) the retrospective application of ASU No. 2014-01, "Accounting for Investments in Qualified Affordable Housing Projects," and (2) the reclassification of residential loans from nonperforming to accruing past due 90 days or more as their principal and accrued interest are well secured due to government guarantees.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2015	December 31, 2014 (a)	March 31, 2014 (a)
Assets:
Cash and due from banks	$233,970	$261,544	$251,886
Interest-bearing deposits	119,297	132,695	29,893
Investment securities:
Available for sale, at fair value	2,968,109	2,793,873	3,008,856
Held to maturity	3,923,189	3,872,955	3,448,195
Total securities	6,891,298	6,666,828	6,457,051
Loans held for sale	45,866	67,952	14,631
Loans:
Commercial	4,443,446	4,287,021	3,969,508
Commercial real estate	3,663,071	3,554,428	3,143,612
Residential mortgages	3,594,272	3,509,175	3,356,539
Consumer	2,569,437	2,549,401	2,525,083
Total loans	14,270,226	13,900,025	12,994,742
Allowance for loan losses	(161,970)	(159,264)	(153,600)
Loans, net	14,108,256	13,740,761	12,841,142
Federal Home Loan Bank and Federal Reserve Bank stock	193,290	193,290	166,133
Premises and equipment, net	123,548	121,933	121,473
Goodwill and other intangible assets, net	582,751	532,553	534,070
Cash surrender value of life insurance policies	443,225	440,073	433,793
Deferred tax asset, net	61,136	73,873	55,107
Accrued interest receivable and other assets	304,051	301,670	270,734
Total Assets	$23,106,688	$22,533,172	$21,175,913

Liabilities and Equity:
Deposits:
Demand	$3,450,316	$3,598,872	$3,028,625
Interest-bearing checking	2,267,350	2,155,047	1,958,027
Health savings accounts	3,529,301	1,824,799	1,719,890
Money market	2,114,300	1,908,522	2,133,036
Savings	3,978,655	3,892,778	3,920,171
Certificates of deposit	1,905,943	1,971,567	2,054,541
Brokered certificates of deposit	299,785	300,020	225,699
Total deposits	17,545,650	15,651,605	15,039,989
Securities sold under agreements to repurchase and other borrowings	1,083,877	1,250,756	1,147,882
Federal Home Loan Bank advances	1,584,357	2,859,431	2,203,606
Long-term debt	226,267	226,237	376,412
Accrued expenses and other liabilities	310,962	222,328	168,229
Total liabilities	20,751,113	20,210,357	18,936,118

Preferred stock	151,649	151,649	151,649
Common shareholders' equity	2,203,926	2,171,166	2,088,146
Webster Financial Corporation shareholders’ equity	2,355,575	2,322,815	2,239,795
Total Liabilities and Equity	$23,106,688	$22,533,172	$21,175,913

(a) Certain previously reported information reflects the retrospective application of ASU No. 2014-01, "Accounting for Investments in Qualified Affordable Housing Projects."

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2015	2014 (a)
Interest income:
Interest and fees on loans and leases	$130,723	$124,010
Interest and dividends on securities	51,679	53,592
Loans held for sale	510	177
Total interest income	182,912	177,779
Interest expense:
Deposits	11,542	10,644
Borrowings	11,606	11,834
Total interest expense	23,148	22,478
Net interest income	159,764	155,301
Provision for loan losses	9,750	9,000
Net interest income after provision for loan losses	150,014	146,301
Non-interest income:
Deposit service fees	32,625	24,712
Loan related fees	5,679	4,482
Wealth and investment services	7,889	8,838
Mortgage banking activities	1,561	775
Increase in cash surrender value of life insurance policies	3,152	3,258
Net gain on investment securities	43	4,336
Other income	6,941	3,515
	57,890	49,916
Loss on write-down of investment securities to fair value	—	(88)
Total non-interest income	57,890	49,828
Non-interest expense:
Compensation and benefits	70,864	66,371
Occupancy	13,596	12,759
Technology and equipment expense	19,248	15,010
Marketing	4,176	3,180
Professional and outside services	2,453	2,702
Intangible assets amortization	1,288	1,168
Foreclosed and repossessed asset expenses	169	458
Foreclosed and repossessed asset losses (gains)	536	(260)
Loan workout expenses	878	1,052
Deposit insurance	6,241	5,311
Other expenses	14,166	16,500
	133,615	124,251
Severance, contract, and other	290	22
Acquisition costs	509	—
Branch and facility optimization	(324)	190
Total non-interest expense	134,090	124,463
Income before income taxes	73,814	71,666
Income tax expense	24,092	21,237
Net income	49,722	50,429
Preferred stock dividends	(2,639)	(2,639)
Net income available to common shareholders	$47,083	$47,790

Diluted shares (average)	90,841	90,658

Net income per common share available to common shareholders:
Basic	$0.52	$0.53
Diluted	0.52	0.53

(a) Certain previously reported information reflects the retrospective application of ASU No. 2014-01, "Accounting for Investments in Qualified Affordable Housing Projects."

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2015	December 31, 2014 (a)	September 30, 2014 (a)	June 30, 2014 (a)	March 31, 2014 (a)
Interest income:
Interest and fees on loans and leases	$130,723	$132,604	$129,227	$125,771	$124,010
Interest and dividends on securities	51,679	50,921	50,448	51,511	53,592
Loans held for sale	510	226	239	215	177
Total interest income	182,912	183,751	179,914	177,497	177,779
Interest expense:
Deposits	11,542	11,322	11,345	10,851	10,644
Borrowings	11,606	11,781	11,199	11,524	11,834
Total interest expense	23,148	23,103	22,544	22,375	22,478
Net interest income	159,764	160,648	157,370	155,122	155,301
Provision for loan losses	9,750	9,500	9,500	9,250	9,000
Net interest income after provision for loan losses	150,014	151,148	147,870	145,872	146,301
Non-interest income:
Deposit service fees	32,625	25,928	26,489	26,302	24,712
Loan related fees	5,679	8,361	5,479	4,890	4,482
Wealth and investment services	7,889	8,517	8,762	8,829	8,838
Mortgage banking activities	1,561	977	1,805	513	775
Increase in cash surrender value of life insurance policies	3,152	3,278	3,346	3,296	3,258
Net gain on investment securities	43	1,121	42	—	4,336
Other income	6,941	6,492	5,071	3,839	3,515
	57,890	54,674	50,994	47,669	49,916
Loss on write-down of investment securities to fair value	—	(899)	(85)	(73)	(88)
Total non-interest income	57,890	53,775	50,909	47,596	49,828
Non-interest expense:
Compensation and benefits	70,864	71,220	66,849	65,711	66,371
Occupancy	13,596	11,518	11,557	11,491	12,759
Technology and equipment expense	19,248	15,827	15,419	15,737	15,010
Marketing	4,176	3,918	4,032	4,249	3,180
Professional and outside services	2,453	1,855	2,470	1,269	2,702
Intangible assets amortization	1,288	416	432	669	1,168
Foreclosed and repossessed asset expenses	169	244	387	134	458
Foreclosed and repossessed asset losses (gains)	536	(238)	(225)	(574)	(260)
Loan workout expenses	878	685	969	801	1,052
Deposit insurance	6,241	5,856	5,938	5,565	5,311
Other expenses	14,166	16,158	17,083	16,898	16,500
	133,615	127,459	124,911	121,950	124,251
Severance, contract, and other	290	633	42	267	22
Acquisition costs	509	396	144	—	—
Branch and facility optimization	(324)	276	(599)	258	190
Provision for litigation and settlements	—	1,400	—	—	—
Total non-interest expense	134,090	130,164	124,498	122,475	124,463
Income before income taxes	73,814	74,759	74,281	70,993	71,666
Income tax expense	24,092	23,753	23,824	23,159	21,237
Net income	49,722	51,006	50,457	47,834	50,429
Preferred stock dividends	(2,639)	(2,639)	(2,639)	(2,639)	(2,639)
Net income available to common shareholders	$47,083	$48,367	$47,818	$45,195	$47,790

Diluted shares (average)	90,841	90,741	90,614	90,528	90,658

Net income per common share available to common shareholders:
Basic	$0.52	$0.54	$0.53	$0.50	$0.53
Diluted	0.52	0.53	0.53	0.50	0.53

(a) Certain previously reported information reflects the retrospective application of ASU No. 2014-01, "Accounting for Investments in Qualified Affordable Housing Projects."

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended March 31,
		2015			2014
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance (b)	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$13,994,482	$131,254	3.76%	$12,853,349	$124,512	3.88%
Investment securities (a)	6,695,978	52,426	3.15	6,420,976	54,925	3.43
Federal Home Loan and Federal Reserve Bank stock	193,290	1,316	2.76	158,959	1,167	2.98
Interest-bearing deposits	99,879	63	0.25	15,949	11	0.27
Loans held for sale	40,666	510	5.02	18,128	177	3.92
Total interest-earning assets	21,024,295	$185,569	3.54%	19,467,361	$180,792	3.72%
Non-interest-earning assets	1,643,631			1,511,799
Total assets	$22,667,926			$20,979,160

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,454,242	$—	—%	$3,096,991	$—	—%
Savings, interest checking, and money market	11,541,135	4,836	0.17	9,844,931	4,519	0.19
Certificates of deposit	2,242,857	6,706	1.21	2,250,283	6,125	1.10
Total deposits	17,238,234	11,542	0.27	15,192,205	10,644	0.28

Securities sold under agreements to repurchase and other borrowings	1,199,025	4,387	1.46	1,351,444	5,205	1.54
Federal Home Loan Bank advances	1,432,717	4,821	1.35	1,721,669	3,847	0.89
Long-term debt	226,248	2,398	4.24	308,985	2,782	3.60
Total borrowings	2,857,990	11,606	1.62	3,382,098	11,834	1.40
Total interest-bearing liabilities	20,096,224	$23,148	0.46%	18,574,303	$22,478	0.49%
Non-interest-bearing liabilities	221,799			165,864
Total liabilities	20,318,023			18,740,167

Preferred stock	151,649			151,649
Common shareholders' equity	2,198,254			2,087,344
Webster Financial Corp. shareholders' equity	2,349,903			2,238,993
Total liabilities and equity	$22,667,926			$20,979,160
Tax-equivalent net interest income		162,421			158,314
Less: tax-equivalent adjustment		(2,657)			(3,013)
Net interest income		$159,764			$155,301
Net interest margin			3.10%			3.26%
(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(b) Certain previously reported information reflects the retrospective application of ASU No. 2014-01, "Accounting for Investments in Qualified Affordable Housing Projects."

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$3,183,218	$3,087,940	$2,984,949	$2,978,576	$2,926,223
Equipment financing	543,636	537,751	490,150	464,948	457,670
Asset-based lending	716,592	661,330	647,042	624,565	585,615
Commercial real estate	3,663,071	3,554,428	3,354,107	3,291,892	3,143,612
Residential mortgages	3,594,272	3,509,174	3,455,353	3,366,091	3,356,538
Consumer	2,480,270	2,457,345	2,485,870	2,449,730	2,422,377
Total continuing portfolio	14,181,059	13,807,968	13,417,471	13,175,802	12,892,035
Allowance for loan losses	(152,825)	(149,813)	(145,818)	(143,440)	(141,352)
Total continuing portfolio, net	14,028,234	13,658,155	13,271,653	13,032,362	12,750,683
Liquidating Portfolio:
National Construction Lending Center (NCLC)	—	1	1	1	1
Consumer	89,167	92,056	96,030	99,577	102,706
Total liquidating portfolio	89,167	92,057	96,031	99,578	102,707
Allowance for loan losses	(9,145)	(9,451)	(10,664)	(11,428)	(12,248)
Total liquidating portfolio, net	80,022	82,606	85,367	88,150	90,459
Total Loan Balances (actuals)	14,270,226	13,900,025	13,513,502	13,275,380	12,994,742
Allowance for loan losses	(161,970)	(159,264)	(156,482)	(154,868)	(153,600)
Loans, net	$14,108,256	$13,740,761	$13,357,020	$13,120,512	$12,841,142

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$3,096,762	$3,036,412	$2,987,403	$2,963,150	$2,853,516
Equipment financing	542,067	509,331	478,333	459,140	456,391
Asset-based lending	675,218	647,952	621,856	612,170	562,443
Commercial real estate	3,574,826	3,452,954	3,329,767	3,195,746	3,080,575
Residential mortgages	3,546,098	3,483,444	3,409,010	3,361,276	3,364,746
Consumer	2,468,422	2,491,359	2,467,839	2,437,452	2,431,900
Total continuing portfolio	13,903,393	13,621,452	13,294,208	13,028,934	12,749,571
Allowance for loan losses	(153,790)	(150,706)	(146,863)	(143,811)	(143,676)
Total continuing portfolio, net	13,749,603	13,470,746	13,147,345	12,885,123	12,605,895
Liquidating Portfolio:
NCLC	1	1	1	53	1
Consumer	91,088	94,069	97,661	100,878	103,777
Total liquidating portfolio	91,089	94,070	97,662	100,931	103,778
Allowance for loan losses	(9,145)	(9,451)	(10,664)	(11,428)	(12,248)
Total liquidating portfolio, net	81,944	84,619	86,998	89,503	91,530
Total Loan Balances (average)	13,994,482	13,715,522	13,391,870	13,129,865	12,853,349
Allowance for loan losses	(162,935)	(160,157)	(157,527)	(155,239)	(155,924)
Loans, net	$13,831,547	$13,555,365	$13,234,343	$12,974,626	$12,697,425

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	March 31, 2015	December 31, 2014 (a)	September 30, 2014 (a)	June 30, 2014 (a)	March 31, 2014 (a)
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$27,057	$6,436	$12,421	$14,152	$12,869
Equipment financing	285	518	1,659	863	1,325
Asset-based lending	—	—	—	—	—
Commercial real estate	25,814	18,675	18,341	19,023	20,009
Residential mortgages	61,274	64,022	67,541	67,722	65,855
Consumer	33,696	35,770	34,566	36,526	38,670
Nonperforming loans - continuing portfolio	148,126	125,421	134,528	138,286	138,728
Liquidating Portfolio:
Consumer	4,117	4,460	4,560	5,475	5,875
Total nonperforming loans	$152,243	$129,881	$139,088	$143,761	$144,603

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$—	$2,899	$2,899	$3,238	$3,466
Repossessed equipment	—	100	100	100	123
Residential	3,051	2,280	1,712	2,748	3,721
Consumer	2,252	1,237	515	643	469
Total continuing portfolio	5,303	6,516	5,226	6,729	7,779
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$5,303	$6,516	$5,226	$6,729	$7,779
Total nonperforming assets	$157,546	$136,397	$144,314	$150,490	$152,382

(a) Certain previously reported information reflects the reclassification of residential loans from nonperforming loans to accruing past due 90 days or more as their principal and accrued interest are well secured due to government guarantees.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	March 31, 2015	December 31, 2014 (a)	September 30, 2014 (a)	June 30, 2014 (a)	March 31, 2014 (a)
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$3,992	$2,099	$8,795	$5,045	$7,913
Equipment financing	789	701	433	290	698
Asset-based lending	—	—	—	—	—
Commercial real estate	3,962	2,714	1,625	1,610	2,680
Residential mortgages	13,966	17,216	15,980	17,826	18,966
Consumer	18,459	15,867	15,852	18,956	14,552
Past due 30-89 days - continuing portfolio	41,168	38,597	42,685	43,727	44,809
Liquidating Portfolio:
Consumer	1,820	1,658	1,419	2,105	2,325
Total past due 30-89 days	42,988	40,255	44,104	45,832	47,134
Loans past due 90 days or more and accruing	2,109	2,087	1,980	1,828	1,368
Total past due loans	$45,097	$42,342	$46,084	$47,660	$48,502

(a) Certain previously reported information reflects the reclassification of residential loans from nonperforming loans to accruing past due 90 days or more as their principal and accrued interest are well secured due to government guarantees.

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Beginning balance	$159,264	$156,482	$154,868	$153,600	$152,573
Provision	9,750	9,500	9,500	9,250	9,000
Charge-offs continuing portfolio:
Commercial non-mortgage	255	4,097	2,738	3,685	3,148
Equipment financing	15	84	491	20	—
Asset-based lending	—	—	—	—	—
Commercial real estate	3,153	246	139	447	2,405
Residential mortgages	1,953	1,346	1,870	1,840	1,158
Consumer	3,634	3,648	5,078	4,075	4,517
Charge-offs continuing portfolio	9,010	9,421	10,316	10,067	11,228
Charge-offs liquidating portfolio:
NCLC	2	—	—	—	—
Consumer	662	563	1,251	1,211	369
Charge-offs liquidating portfolio	664	563	1,251	1,211	369
Total charge-offs	9,674	9,984	11,567	11,278	11,597
Recoveries continuing portfolio:
Commercial non-mortgage	989	1,258	967	1,121	950
Equipment financing	143	702	336	397	799
Asset-based lending	26	—	50	—	23
Commercial real estate	202	217	120	69	479
Residential mortgages	104	291	250	495	108
Consumer	821	636	1,770	923	865
Recoveries continuing portfolio	2,285	3,104	3,493	3,005	3,224
Recoveries liquidating portfolio:
NCLC	4	5	11	12	152
Consumer	341	157	177	279	248
Recoveries liquidating portfolio	345	162	188	291	400
Total recoveries	2,630	3,266	3,681	3,296	3,624
Total net charge-offs	7,044	6,718	7,886	7,982	7,973
Ending balance	$161,970	$159,264	$156,482	$154,868	$153,600

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2015	December 31, 2014 (a)	September 30, 2014 (a)	June 30, 2014 (a)	March 31, 2014 (a)
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$47,083	$48,367	$47,818	$45,195	$47,790
Amortization of intangibles (tax-affected @ 35%)	837	270	281	435	759
Quarterly net income adjusted for amortization of intangibles	47,920	48,637	48,099	45,630	48,549
Annualized net income used in the return on average tangible common shareholders' equity ratio	$191,680	$194,548	$192,396	$182,520	$194,196

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,198,254	$2,189,191	$2,155,246	$2,119,160	$2,087,344
Average goodwill	(537,147)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(39,559)	(2,862)	(3,294)	(3,762)	(4,754)
Average tangible common shareholders’ equity	$1,621,548	$1,656,442	$1,622,065	$1,585,511	$1,552,703

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,355,575	$2,322,815	$2,310,993	$2,284,622	$2,239,795
Goodwill	(538,373)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(44,378)	(2,666)	(3,082)	(3,515)	(4,183)
Tangible shareholders’ equity	$1,772,824	$1,790,262	$1,778,024	$1,751,220	$1,705,725

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,355,575	$2,322,815	$2,310,993	$2,284,622	$2,239,795
Preferred stock	(151,649)	(151,649)	(151,649)	(151,649)	(151,649)
Common shareholders' equity	2,203,926	2,171,166	2,159,344	2,132,973	2,088,146
Goodwill	(538,373)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(44,378)	(2,666)	(3,082)	(3,515)	(4,183)
Tangible common shareholders’ equity	$1,621,175	$1,638,613	$1,626,375	$1,599,571	$1,554,076

Reconciliation of period-end assets to period-end tangible assets
Assets	$23,106,688	$22,533,172	$21,827,045	$21,524,484	$21,175,913
Goodwill	(538,373)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(44,378)	(2,666)	(3,082)	(3,515)	(4,183)
Tangible assets	$22,523,937	$22,000,619	$21,294,076	$20,991,082	$20,641,843

Book value per common share
Common shareholders’ equity	$2,203,926	$2,171,166	$2,159,344	$2,132,973	$2,088,146
Ending common shares issued and outstanding (in thousands)	90,715	90,512	90,248	90,246	90,269
Book value per share of common stock	$24.29	$23.99	$23.93	$23.64	$23.13

Tangible book value per common share
Tangible common shareholders’ equity	$1,621,175	$1,638,613	$1,626,375	$1,599,571	$1,554,076
Ending common shares issued and outstanding (in thousands)	90,715	90,512	90,248	90,246	90,269
Tangible book value per common share	$17.87	$18.10	$18.02	$17.72	$17.22

Reconciliation of non-interest expense to non-interest expense used in the efficiency ratio
Non-interest expense	$134,090	$130,164	$124,498	$122,475	$124,463
Foreclosed property expense	(169)	(244)	(387)	(134)	(458)
Intangible assets amortization	(1,288)	(416)	(432)	(669)	(1,168)
Other expense	(1,011)	(2,467)	638	49	48
Non-interest expense used in the efficiency ratio	$131,622	$127,037	$124,317	$121,721	$122,885

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$159,764	$160,648	$157,370	$155,122	$155,301
Fully taxable-equivalent adjustment	2,657	2,628	2,700	2,783	3,013
Non-interest income	57,890	53,775	50,909	47,596	49,828
Net gain on investment securities	(43)	(1,121)	(42)	—	(4,336)
Other	—	899	85	73	88
Income used in the efficiency ratio	$220,268	$216,829	$211,022	$205,574	$203,894
(a) Certain previously reported information reflects the retrospective application of ASU No. 2014-01, "Accounting for Investments in Qualified Affordable Housing Projects."